UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9130 W. Post Rd., Suite 200 Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Second Amendment to Loan Agreement and Loan Documents

On December 8, 2020, the Parking REIT, Inc. (the “Company”), as guarantor, entered into the Second Amendment to Loan Agreement and Loan Documents (the “Second Amendment”) by and among MVP Hawaii Marks Garage, LLC, MVP Indianapolis City Parking Garage, LLC, MVP Indianapolis Washington Street Lot, LLC, MVP New Orleans Rampart, LLC, MVP Raider Park Garage, LLC, MVP Milwaukee Wells LLC (each a “Borrower” and together “Borrowers”) and LLC Warehouse V LLC (the “Lender”), as successor-in-interest to LoanCore Capital Credit REIT LLC (the “ Original Lender”). The Second Amendment amends the Loan Agreement and Loan Documents, dated as of November 30, 2018, as amended by the First Amendment to Loan Agreement and Loan Documents, dated as of July 9, 2020 (the “Loan Agreement”), pursuant to which the Original Lender agreed to make a secured loan to the Borrowers in the original principal amount of $39.5 million (the “Loan”).

Pursuant to the Second Amendment, the Borrowers were granted the option to extend the maturity date of the Loan for two one-year periods upon the satisfaction of certain conditions, payment of certain amounts due under the Loan Agreement and, in connection with the Borrowers’ exercise of their option with respect to the first extension period, delivery by the Company of a partial payment guaranty. On December 8, 2020, the Borrowers exercised their option to extend the term of the Loan to December 9, 2021 and made a $0.5 million payment to the Lender (consisting of the payment of accrued interest and the deposit of additional capital expenditure and general shortfall reserves), and the Company delivered a $5.0 million partial payment guaranty as more fully described below.

In addition, the Second Amendment provides for, among other things:

•	a continuing waiver of Borrowers’ required monthly capital expenditure contributions during the first extension period;
•	a reduction in the required minimum debt yield threshold for release of a property as collateral securing the Loan;
•	a reduction in the amount of liquid assets the Company is required to maintain; and
•
a requirement to prepay (i) $2.5 million principal amount of the Loan in the event of a third party acquisition of certain equity securities of the Company or MVP REIT II Operating Partnership, LP (a “Third Party Acquisition”) prior to the sale of certain property by the Company or (ii) $2.0 million principal amount of the Loan in the event that the Company completes the sale of certain property prior to the completion of a Third Party Acquisition.

Partial Payment Guaranty

In connection with the exercise by the Borrowers of their option to extend the term of the Loan to December 9, 2021, on December 8, 2020, the Company, as guarantor, entered into a Partial Payment Guaranty in favor of the Lender, as successor in interest to the Original Lender, pursuant to which the Company has agreed to guarantee the payment of the indebtedness and obligations evidenced by and created pursuant to the Loan Agreement and the Second Amendment in the amount of $5.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020

THE PARKING REIT, INC.

/s/ J. Kevin Bland
By: J. Kevin Bland
Chief Financial Officer